ChinaNet Online Holdings, Inc.

(Nasdaq: CNET)

2014 Fiscal Year Corporate Presentation

April 17, 2015, 8:30 a.m. Eastern Time U.S.A.

ChinaNet Online™

connecting dreams for success

Safe Harbor

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc. (“ChinaNet” or the “Company”), which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Index

- 2014 Fiscal Year Results
- Business Operations Update
- 2015 Forecast and Future Initiatives

2014 Fiscal Year Results

CHINANET-ONLINE HOLDINGS, INC.

Financial Highlights

Ticker Symbol	NASDAQ: CNET
Fiscal Year End	December 31
Stock Price （as of market close on April 16, 2015）	$1.57
Shares Outstanding - common shares	29.23M
Market Capitalization （as of market close on April 16, 2015）	$45.9M
Management Ownership	42%
Revenue Full Year 2014	$38.9M
Net loss attributable to ChinaNet Online Holdings, Inc. Full Year 2014	$13.7M
Non-GAAP adjusted net loss attributable to ChinaNet Online Holdings, Inc. Full Year 2014(1)	$3.4M
Weighted average common shares outstanding for the year ended December 31, 2014(2)	22.4 M

(1) Non-GAAP adjusted net loss attributable to ChinaNet excluded (1) Share-based compensation expenses related to restricted shares of common stock and common stock purchase options issued to employees, management and directors in December 2014 of $4.7 million; (2) goodwill impairment and impairment of intangible assets of $5.6 million incurred in the fourth fiscal quarter of 2014.

(2) Weighted average shares outstanding count used for the calculation of EPS varies from quarter-to-quarter due to existence of unvested shares and GAAP Treasury Method accounting for options outstanding. As of December 31, 2014, the Company had 2.67M unvested shares and 0.89M options outstanding with a weighted average exercise price of $1.21.

ChinaNet Online

2014 Fiscal Year Results

USD in thousands

	2014 FY	2013 FY	Change %
Revenue	38,897	30,293	28.4%
COGS	32,275	16,563	94.9%
Gross Profit	6,622	13,730	-51.8%
Net loss attributable to ChinaNet	(13,738)	(234)	
Non-GAAP adjusted net loss attributable to ChinaNet	(3,376)		

1. The reason for increase in revenue and cost of revenue was primarily due to the launching of new internet search engine marketing service;
2. The reason for decrease in gross profit was primarily due to the new addition of the internet search engine marketing service with low margin entry strategy and the increased costs of internet resources purchased from key search engines;
3. Non-GAAP adjusted net loss attributable to ChinaNet excluded a US$4.7 million share-based compensation expense and an impairment loss on goodwill and intangible assets of US$5.6 million.

2014 Fiscal Year Results

USD in thousands

	2014 FY				2013 FY			
	Internet	TV	Bank Kiosk	BMSB	Internet	TV	Bank Kiosk	BMSB
Revenue	31,261	6,429	276	931	20,672	6,801	251	2,569
COGS	25,645	6,014	13	603	8,643	6,463	1	1,456
Gross Profit	5,616	415	263	328	12,029	338	250	1,113

The turnover of internet segment, the major operating segment of the Company, has increased by 51% as compared to fiscal 2013.

The other key points:

1. Cash position: $8.5 million (including 3.47 million term deposit), compared to $6.9 million as of December 31, 2013;
2. Accounts receivable : $5.4 million, net of $3 million bad debts provision, significantly decreased as compared to balance as of December 31, 2013;
3. The number of larger customers served by liansuo.com, our premium advertising and marketing web portal continued to increase since it was established.

ChinaNet Online

Balance Sheets

	As of December 31,					
	2009 $('000)	2010 $('000)	2011 $('000)	2012 $('000)	2013 $('000)	2014 $('000)
Cash and cash equivalents	13,917	15,590	10,695	8,840	6,909	8,502
Accounts receivable, net	3,173	4,319	4,444	8,486	7,673	2,407
Other receivables, net	2,636	7,811	3,631	3,103	4,299	8,392
Prepayment and deposit to suppliers	4,111	3,325	15,360	14,596	14,692	8,092
Investment in and advance to equity investment affiliates	-	7,162	1,396	959	845	909
Property and equipment, net	1,355	2,010	1,902	1,636	1,057	943
Intangible assets, net	-	51	8,151	7,167	6,015	9,238
Goodwill	-	-	10,999	11,083	11,450	6,772
Deposit and prepayment –Long term	-	-	-	-	2,453	850
Total assets	25,764	41,996	57,282	56,918	56,834	47,430

ChinaNet Online

Balance Sheets

	As of December 31,					
	2009 US$('000)	2010 US$('000)	2011 US$('000)	2012 US$('000)	2013 US$('000)	2014 US$('000)
Total liabilities	14,631	6,285	9,728	12,073	11,809	11,521
Preferred stock and Common Stock	20	20	22	22	22	29
Additional paid-in capital	10,574	18,614	20,747	20,008	19,870	24,703
Statutory reserves	372	1,587	2,117	2,296	2,602	2,607
Retained earnings	50	14,630	16,688	19,505	18,965	5,222
Accumulated other comprehensive income	117	930	2,132	2,393	3,689	3,625
Noncontrolling interest	-	(70)	5,848	621	(123)	(277)
Total equity	11,133	35,711	47,554	44,845	45,025	35,909

Cash Flows Statements

	Year ended December 31,					
	2009 $('000)	2010 $('000)	2011 US$('000)	2012 $('000)	2013 $('000)	2014 $('000)
Net cash provided by (used in) Operation Activities	4,617	11,582	(603)	5,028	2,756	1,958
Net cash provided by (used in) Investing Activities	(930)	(9,373)	(6,084)	(9,919)	(5,733)	891
Net cash provided by (used in) Financing Activities	7,544	(767)	1,482	(385)	807	(1,257)
Effect of exchange rates changes	7	231	310	64	129	3
Net Change in Cash & Cash Equivalents	11,238	1,673	(4,895)	(5,212)	(2,041)	1,595

ChinaNet Online

Business Operations Update

CHINANET ONLINE HOLDINGS, INC.

2014 Q4 Update

- Liansuo.com has opened its application process for its annual awards contest of "Top Franchises" in Beijing on November 16th. This was the second consecutive year that Liansuo.com organized the contest

- ChinaNet has launched a major update in content, functionality and format to its website, 28.com. It has been revamped to include upgrades in site navigation and streamlining of its comprehensive category listings, aesthetics and style, with dynamic features to attract customers including new photography. Additionally, larger image dimensions on the site gives customers more visual area to their exhibit space. We believe this upgrade will help to support new customer registration and increase real-time sales leads through streamlined functionality.

2014 Q4 Update

- For the year ended December 31, 2014, a total of 298 customers used services of Liansuo.com, or a 95% increase over the 153 customers in fiscal 2013, as a result of its active marketing program that includes traditional and online advertising, trade shows and referrals. Liansuo.com's new customers include:
  - Rongshida, a household appliances brand, now has 4,500 stores and 12,000 online stores across the country;
  - Kam Tai Chuang Jewelry, a gold chain shop from Hong Kong, which has 2,700 stores in China;
  - Peepul Aroma Cosmetics, a well-known brand in China and Korea;
  - CDE Fashion Jewelry, a retail jewelry outlet.

- ChinaNet has launched a new value-added service for SMEs, Wisdom Eye, a two-way online to offline (O2O) Customer Relationship Management (CRM) system individually customized for the SME industry.
  - O2O Customer Relationship Management;
  - O2O Media Management;
  - Sales Management.
  - We expect the system will significantly improve our profit margin and generate considerable recurring revenues for customers once it is deployed to our existing client base at its full functionality.

2014 Q4 Update

- 28.com received a "Diamond Partner" Award from Baidu, China's leading internet search provider, in honor of the significant level of partnership and long-standing collaboration between the two companies. The Diamond Partner award marked the nearly 10 years of partnership between the two companies since 2005 in search promotion and other business.

- ChinaNet has signed a long-term strategic partnership agreement with MediaFun Creative Co. (MediaFun), a company provides total solution service platform for cloud print services based in Taiwan.
  - ChinaNet will leverage its experiences and advantages in the SME industry in China to help MediaFun expand its B2b2c market sales marketing to multiple cities through mobile and internet.
  - MediaFun will in return share its cloud printing technology to help individuals utilize their print services throughout the China market. The two companies intend to share in profits and commissions under a joint venture agreement.

2015 Q1 Update

- The Board of directors has appointed Mr. Qiu Chang as an independent director.
- The Company's subsidiary, Business Opportunity Online (Hubei) Network Technology Co., Ltd. has been selected for the Hubei Provincial Science and Technology Agency's "500 Projects" Program including "Key Project" and "Technology Innovation Projects of SME Technology Enterprises".
- ChinaNet has launched "Business Direct 3.0" in cooperation with *Baidu Direct Reach of Baidu* in January, 2015, the leading Chinese language online search provider.
  - Business Direct 3.0 is a technically marked-up service based on the *Baidu Direct Reach* mobile platform for traditional service enterprises, which is centered on mobile search, accounts, maps, personalized recommendations and other ways for customers to direct Reach Marketing services. ChinaNet expects this underdeveloped market will reach a potential market size of US$12 billion or more.

2015 Q1 Update

- Mr. Ken Wu has joined the Company as its Chief Information Officer (CIO). Mr. Wu will be responsible for ChinaNet's Information Technology (IT) strategy, services and operations.

- ChinaNet has committed a cash investment for an approximately 10% ownership stake in O'Yummy Investment Management (Beijing) Co., Ltd. (O'Yummy), a food brand management company and exclusive partner of South Korea ice cream restaurant chain "Snow Hill".

- ChinaNet has entered a service partner agreement with Baidu, the leading Chinese language online search provider, to cross-sell branded services and products in conjunction with the Company's "Business Direct 3.0" and Baidu's *Baidu Direct Reach.*

- Liansuo.com, participated in "Sourcing Taiwan 2015," an event organized as a trade link between global buyers and top-rated Taiwanese suppliers. Liansuo.com aims to help high quality Taiwan SMEs to expand their business to the mainland market.

ChinaNet Online

2015 Q1 Update

- ChinaNet has entered into an exclusive partnership with Gridsum Technology Co., Ltd. ("Gridsum") to develop an all-around O2O internet and mobile search engine marketing and search engine optimization solution for SMEs in China.
  - the mutual development of search engine optimizing and analytical tools and products for SMEs;
  - establishing an internet and mobile development O2O solution;
  - provision of service and the architecture of a new value-added service through Baidu Branding Zone and Baidu Forum;
  - a 360 search engine marketing service and extended value-added service, and
  - potential joint funding of an internet and mobile marketing and advertising technology research center for SMEs in China.

- The Company's brand consulting subsidiary, Quanzhou Zhilang, has partnered with a real estate developer to initiate an O2O business zone near Huaqiao University in Quanzhou, Fujian Province, China, to help establish and grow new commercial occupants by using "Business Direct 3.0" solutions in connection with brand management and developing solution, iMAP.

Competitors and Their Associated Websites-2015.04.16

Classification	Web Portal	IP (Daily avg.)	PV (Daily avg.)	ALEX Ranking	Baidu Index	Attraction Index
ChinaNet	28.com（2003）	204,000	2,325,600	2,202	1,752	11.4
	Liansuo.com（2011）	126,000	378,000	5,973	169	3.0
	Chuangye.com （2011）	138	138	3,581,184	3,929	1.0
	Sooe.cn (2011)	22,800	22,800	73,294	66	1.0
Direct Competitor	78.cn	240,000	936,000	3,356	433	3.9
	3158.com	13,200	43,560	80,832	285	3.3
	Jiameng.com	246,000	3,690,000	1,981	572	15.0
	Jmw.com.cn	144,000	2,332,800	3,469	637	16.2
	51jam.com	46,800	332,280	20,542	186	7.1
Potential	Entrepreneur	1,116,000	2,499,840	647	1,546	2.2
Competitor	Alibaba（entrepreneur）	12,384,000	68,483,520	48	207,209	5.5

Note: The IP and PV of Alibaba is consolidated, including entrepreneurial channels

2015 Forecast and Future Initiatives

CHINANET ONLINE HOLDINGS, INC.

Business Direct 3.0:

- This product is the most important action in 2015 for the Company. Business Direct 3.0 is a technically marked-up service based on the *Baidu Direct Reach* mobile platform for traditional service enterprises, which is centered on mobile search, accounts, maps, personalized recommendations and other ways for customers to direct Reach Marketing services. The introduction of Business Direct 3.0 provides an opportunity for the traditional service industry to transit to the mobile Internet, helping companies and their sublets attain new users, and providing users not the information but the offline shops and services. ChinaNet has been evolving from "connect people and information" to "connecting people and services.

  The service will also provide mobile enterprise solutions, allowing users direct access to businesses in the mobile terminal service, making online users into offline customers. Business Direct 3.0 will complete a full information cycle from B2b2c, making businesses marketing more direct, effective and easier. Through Q3 2015, we will be launching with selected clients to ensure faster penetration in the future.

  - The business of O2O business zone near Huaqiao University in Quanzhou will be the first batch of shops using Business Direct 3.0 solutions. we will also help guide and nurture these new businesses to profitability using our Business Direct 3.0 solutions. If the project is successful, we plan to duplicate this same model with other real-estate developers in China.

  - Potential cooperation with Baidu Wallet for "Business Direct 3.0" service, a showcase in Q2/Q3 2015

  - To sign a long-term strategic marketing alliance agreement with Thales Group for data protection and security for "Business Direct 3.0" service.

Business Direct 3.0: Establishing Complete B2b2c Big Data Service


Portal Websites
Social Websites
Sales channel websites
Self-owned media platform
Third parties marketing platform
Online
中网在线
Integrate
Information linkage
Information Integration
User-information Interaction
B2b2c Service provider
Online
中网在线

Business Direct 3.0: Establishing a SME O2O Ecosystem


Marketing
Channels
Customers
Mobile Terminal
SME demands
Entrepreneur demand
Online
中网在线
Offline consumption
Start-up
Entrepreneurs
Information
Exchange
SME Offline Stores

Business Direct 3.0: 4P Integrated Marketing



• Headquarter system management
• Inventory system
• Membership management system
• Multiple cash flow
• Corporate image
• Group buying discount
• Joining the franchise
• Online booking
EIP
Portal
APP
POS
• Mobile ordering (iPhone/iPad/Android)
• Push message
• Marketing activities
• QRCODE
• LBS
• Marketing analysis
• Marketing activities
• Inventory management
• Headquarter monitoring
ChinaNet Online

2015 Action Plan

- Increasing marketing expenses to improve market awareness and traffic optimization;

- Increasing R&D expenses;
  - Development of CloudX Tracker System: a third party joint developing system to efficiently monitor and track both online and offline advertising effectiveness and directly improve sales-leads conversion rate and sales conversion rate:
    - Real-time bidding and tracking system for SEM&SEO; and
    - Content tracker and administrator, especially social tools.

  - Cloud database center: the Company has hired a new CIO in charge of the data analytical system for our B2B business;

  - Upgrading our overall security system to better protect customer confidential data;

- Launching of Business Direct 3.0 and integrating 4P system into the service.

ChinaNet Online

2015 Full Year Guidance

	2015 (Estimated)
Revenues	USD48-50 million

- Increase spending on new technology acquisition and marketing expenses;
- HR renovation in terms of talent management and skill development;
- Increasing in research and development expenses on internet security, database center management, O2O services and 4P system;
- Increase in investment expenses for developing strategic business alliance with partner companies, also integrating new clients and launching of new value-added services;
- Have a slow start in Q1, but gross profit will improve after the launching of new services;
- Estimated 2015 net loss to be around USD5-6 million.

ChinaNet Online

Thank you !

ChinaNet Online

connecting dreams for success